Exhibit 10.83

SOLAR PHOTOVOLTAIC ASSET SALE AGREEMENT

THIS AGREEMENT is made effective the 5th day of April, 2012

BETWEEN:

CORONUS ENERGY CORP., a company incorporated under the laws
of the state of Delaware and having a registered office at 600 – 1201
Orange Street, Wilmington, Delaware, U.S.A., 19801

(hereinafter called “Coronus Energy”)

OF THE FIRST PART
AND:

SYCAMORE PHYSICIANS PARTNERS LLC, a limited liability
company organized under the laws of the state of Ohio and having a registered office at 4010 Boardman-Canfield Road, Canfield, Ohio,
U.S.A., 44406

(hereinafter called “Sycamore”)

OF THE SECOND PART

WHEREAS:

A.	Coronus Energy is a solar photovoltaic developer;

B.	Coronus Energy is the sole member of Coronus Hesperia West 1 LLC;

C.	Coronus Hesperia West 1 LLC is a party to a 1.2 MW_ac Power Purchase Agreement, dated March 19, 2012, with Southern California Edison;

D.	Sycamore is a solar photovoltaic developer; and,

E.	Sycamore has offered to purchase from Coronus Energy and Coronus Energy has agreed to sell to Sycamore certain solar photovoltaic assets on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.	INTERPRETATION

1.1	Definitions

Where used herein or in any amendments or schedules hereto, the following terms shall have the following meanings:

(a)	“Agreement” means this Solar Photovoltaic Asset Sale Agreement including all schedules, and all instruments supplemental to or in amendment or confirmation of this Agreement;

(b)	“Closing” means the execution of this Agreement by all parties;

(c)	“Closing Date” means the date on which the Closing occurs;

(d)	“Coronus Hesperia West 1 LLC Membership” means the sole membership in Coronus Hesperia West 1 LLC;

(e)	“Coronus Hesperia West 1 PPA” means the 1.2 MW_ac Power Purchase Agreement, dated March 19, 2012, entered into by and between Coronus Hesperia West 1 LLC and Southern California Edison;

(f)	“Coronus Hesperia West 2 PPA” means a 1.5 MW_ac Power Purchase Agreement with Southern California Edison, pursued by Coronus Energy, but not yet obtained;

(g)
“Hesperia West Vacant Land Purchase Agreement” means the Vacant Land Purchase Agreement for the 20 acre parcel of vacant land in Hesperia, California, having parcel number 0405-372-40, entered into by and between Coronus Energy and Bica Family Revocable Liv Tr.; and,

(h)	“United States” means the United States of America, its territories and possessions and any State of the United States and the District of Columbia;

1.2	Deemed Currency

In the absence of a specific designation of any currency, any undescribed dollar amount herein will be deemed to refer to United States dollars.

1.3	Governing Law

This Agreement will be governed by and interpreted in accordance with the laws of the State of California and the federal laws of the United States of America applicable therein.

2.	PURCHASE AND SALE

2.1	Purchase and Sale

Based on the representations and warranties contained in this Agreement, Coronus Energy agrees to sell, assign and transfer to Sycamore, and Sycamore agrees to purchase from Coronus Energy, the Coronus Hesperia West 1 LLC Membership, the Hesperia West Vacant Land Purchase Agreement, and the Coronus Hesperia West 2 PPA, for the price and in accordance with and subject to the terms and conditions set forth in this Agreement.

2.2	Purchase Price

(a)
Coronus Energy will assign the Coronus Hesperia West 1 LLC Membership, the Hesperia West Vacant Land Purchase Agreement, and the Coronus Hesperia West 2 PPA to Sycamore for $1,726,219 (the “Basic Price”).

(b)
On the Closing Date, $817,200 will be paid by Sycamore to Coronus Energy, and, on the Closing Date, Coronus Energy will assign the Coronus Hesperia West 1 LLC Membership and the Hesperia West Vacant Land Purchase Agreement to Sycamore.

(c)	The payment of the balance of the Basic Price, or $909,019, will be paid by Sycamore to Coronus Energy on delivery to Sycamore by Coronus Energy of the Coronus Hesperia West 2 PPA.

3.	SPECIAL PURPOSE ENTITY

Coronus Energy is entitled to create a limited liability company for entry into the Coronus Hesperia West 2 PPA, and to assign 100% membership in the created, limited liability company to Sycamore, to satisfy delivery by Coronus Energy to Sycamore of the Coronus Hesperia West 2 PPA.

4.	CORONUS HESPERIA WEST 2 PPA

4.1
Coronus Energy will use its best efforts to obtain the Coronus Hesperia West 2 PPA. Coronus Energy makes no representations or warranties to Sycamore that the Coronus Hesperia West 2 PPA will be obtained.

4.2
In the event Sycamore does not purchase the Coronus Hesperia West 2 PPA, when presented with the Coronus Hesperia West 2 PPA, then title to the Coronus Hesperia West 2 PPA shall stay with Coronus Energy. In this scenario, Sycamore shall not obstruct the development of the solar photovoltaic system underlying the Coronus Hesperia West 2 PPA, and shall lease the land required for the array, inclusive of setbacks, to Coronus Energy, and/ or its assignee, at fair market rate, for a period of 21 years, with the option to renew for a further 20 years.

5.	DEVELOPMENT COSTS & RISK

Sycamore is responsible for the development of the solar photovoltaic systems underlying the Coronus Hesperia West 1 PPA and the Coronus Hesperia West 2 PPA, which includes paying all costs and accepting all risk in relation thereto.

6.	TERM

This Agreement shall be effective as of the day and year first above written, and shall remain in full force and effect for three years, or until Coronus Energy delivers the Coronus Hesperia West 2 PPA to Sycamore, whichever is sooner.

7.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF CORONUS ENERGY

Coronus Energy covenants, represents and warrants to Sycamore (and acknowledges that Sycamore is relying upon such covenants, representations and warranties in entering into this Agreement) that, under this Agreement:

7.1	Coronus Energy is the sole member of Coronus Hesperia West 1 LLC

7.2	Coronus Hesperia West 1 LLC is a party to the 1.2 MW_ac Power Purchase Agreement, dated March 19, 2012, entered into by and between Coronus Hesperia West 1 LLC and Southern California Edison.

7.3	Coronus Hesperia West 1 LLC has, as its sole asset, as at the date of this Agreement and the Closing Date, the Coronus Hesperia West 1 PPA.

7.4	Coronus Hesperia West 1 LLC has no liabilities as at the date of this Agreement and the Closing Date.

7.5	Coronus Energy has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

7.6
This Agreement has been duly executed and delivered by Coronus Energy and the Agreement will constitute a legal, valid and binding obligation of Coronus Energy enforceable in accordance with its terms.

8.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF SYCAMORE

Sycamore covenants, represents and warrants to Coronus Energy (and acknowledges that Coronus Energy is relying upon such covenants, representations and warranties in entering into this Agreement) that, under this Agreement:

8.1	Sycamore has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement.

8.2	This Agreement has been duly executed and delivered by Sycamore and the Agreement will constitute a legal, valid and binding obligation of Sycamore enforceable in accordance with its terms.

9.	CLOSING ARRANGEMENTS

9.1	The closing shall take place at the offices of Anfield Sujir Kennedy & Durno, counsel to Coronus Energy, in the city of Vancouver, British Columbia.

10.	LEGAL PROCEEDINGS

10.1
In the event that any proceeding, litigation or action (an “Action”) is taken by any party or parties hereto against any other party or parties in respect of this Agreement or the transactions contemplated hereunder, any and all costs incurred by the prevailing party or parties in respect of such Action shall be paid by the unsuccessful party or parties to such Action.

11.	GENERAL PROVISIONS

11.1	Time shall be of the essence of this Agreement.

11.2
This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the solar photovoltaic assets and the transactions contemplated herein and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

11.3
This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Coronus Energy may not assign this Agreement without the written consent of Sycamore, which consent shall not be unreasonably withheld. Sycamore may not assign this Agreement without the written consent of Coronus Energy, which consent shall not be unreasonably withheld.

11.4
Any notice to be given under this Agreement shall be duly and properly given if made in writing and by delivering the same to each party at their respective address provided on page 1 of this Agreement.  Any notice given as aforesaid shall be deemed to have been given or made on the date on which it was delivered.  Any party hereto may change its address for notice from time to time by notice given to the other parties hereto in accordance with the foregoing.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above written.

CORONUS ENERGY CORP.

Per:	Jeff Thachuk
Signature

SYCAMORE PHYSICIANS PARTNERS LLC

Per:	Gautam Dutta
Signature